Exhibit 10(b)

CLECO POWER LLC
401(k) SAVINGS AND INVESTMENT PLAN
STOCK TRUST AGREEMENT

AMENDMENT NO. 3

WHEREAS, Cleco Power LLC (“Cleco Power” or “Company”) maintains the Cleco Power LLC 401(k) Savings and Investment Plan Stock Trust Agreement in connection with the Cleco Power LLC 401(k) Savings and Investment Plan, as the same has been amended from time to time (the “Plan”), such trust most recently amended and restated effective as of August 1, 1997 (the “Trust Agreement”);

WHEREAS, the Board of Managers of Cleco Power possesses the authority to amend the Trust Agreement, pursuant to Article Thirteenth thereof;

NOW, THEREFORE, effective as of January 1, 2007, the Trust Agreement is amended as follows:

The fifth paragraph of Article Second, entitled “Investment Powers,” is amended and restated in its entirety as follows:

Except (a) in the event of a tender or exchange offer as hereinafter provided, (b) in the case of fractional shares received in any stock dividend, stock split or other recapitalization, (c) as is necessary to make any distribution or payment from the Trust Fund, (d) if the Board of Managers of the Company directs the Trustee to exercise any conversion right, or (e) unless expressly provided by ERISA, the Trustee shall have no power or duty to sell, tender, exchange or otherwise dispose of any of the Company stock held in the Trust Fund (the securities held in such Trust Fund to constitute Company Stock within the meaning of Section 1.10 of the Plan). In the event that a tender or exchange offer is made for all or any portion of the Company Stock held in the Trust Fund, the Trustee shall tender or exchange such shares only on receipt of and in accordance with the directions of the Administrator. All property received in exchange for such Company Stock so tendered shall be held by the Trustee in the Trust Fund subject to the terms and conditions of this Trust Agreement, which agreement shall be deemed amended to permit the holding of such property within such Fund.

THIS AMENDMENT may be executed in multiple counterparts, each of which shall has been deemed an original.

CLECO POWER LLC

By: /s/ G.W. Bausewine

Its: Sr. Vice President - Corporate Services

Print Name: George W. Bausewine

Date: March 16, 2007

REVIEWED AND ACCEPTED by JPMorgan Chase Bank, appointed as the trustee under the Trust Agreement.

JPMORGAN CHASE BANK

By: /s/ James K. Bartley

Its: Vice President

Print Name: James K. Bartley

Date: April 25, 2007